UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2017

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 28, 2017, Destination Maternity Corporation (the “Company”) received a letter (the “Demand Letter”) from a law firm on behalf of a stockholder. The Demand Letter identified purchases and sales in Company common stock by Orchestra-Prémaman S.A. (“Orchestra”) and Yeled Invest S.à.r.l. (“Yeled”) that occurred within a six-month period and that the law firm claimed may have triggered a requirement that Orchestra and Yeled disgorge all profits to the Company resulting from those transactions pursuant to Section 16(b) of the Securities Exchange Act of 1934 (“Section 16(b)”).

On October 3, 2017, the Company sent a copy of the Demand Letter to Orchestra and Yeled and we requested that Orchestra and Yeled provide the Company with their analysis of whether the purchases and sales that occurred within a six-month period triggered a profit that is required to be disgorged under Section 16(b), and if so, we requested a calculation of the amount of such profit as well as immediate payment of such profit to the Company as required under Section 16(b).

A copy of the Demand Letter and our subsequent request letter are filed as exhibits to this Form 8-K as Exhibits 99.1 and 99.2, respectively.

Important Additional Information

Destination Maternity, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Destination Maternity stockholders in connection with the matters to be considered at Destination Maternity’s 2017 Annual Meeting to be held on October 19, 2017. On September 21, 2017, Destination Maternity filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Destination Maternity stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2017 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with Destination Maternity’s 2017 Annual Meeting. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Destination Maternity with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at http://investor.destinationmaternity.com.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Letter to Destination Maternity Corporation re: Section 16 Demand, dated September 28, 2017

99.2	Letter from Destination Maternity Corporation to Orchestra-Prémaman S.A. and Yeled Invest S.à.r.l. re: Section 16 Demand, dated October 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: October 4, 2017	DESTINATION MATERNITY CORPORATION

	By:	/s/ David Stern
David Stern
Executive Vice President & Chief Financial Officer